Exhibit 1
JOINT FILING AGREEMENT
JOINT FILING AGREEMENT (this “Agreement”), dated as of February 12, 2008 among E-WILSON, LLC, an Arizona limited liability company (“E-Wilson”), END POINT, LLC, an Arizona limited liability company (“End Point”), J. DAVID MACKSTALLER (“Mackstaller”) and RODGER FORD (“Ford”).
W I T N E S S E T H
WHEREAS, as of the date hereof, each of E-Wilson, End Point, Mackstaller and Ford are filing a Schedule 13D Statement (the “Statement”) under the Securities Exchange Act of 1934 (the “Exchange Act”) relating to the shares of common stock, par value $0.001 per share (the “Common Stock”), of MicroMed Cardiovascular, Inc. (the “Company”);
WHEREAS, each of E-Wilson, End Point, Mackstaller and Ford is individually eligible to file the Statement;
WHEREAS, each of E-Wilson, End Point, Mackstaller and Ford wishes to file the Statement and any subsequent amendments to the Statement jointly and on behalf of each of E-Wilson, End Point, Mackstaller and Ford, pursuant to Rule 13d-1(k)(1) under the Exchange Act;
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:
1. E-Wilson, End Point, Mackstaller and Ford hereby agree that the Statement is, and any subsequent amendments thereto will be, filed on behalf of each of E-Wilson, End Point, Mackstaller and Ford pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.
2. Each of E-Wilson, End Point, Mackstaller and Ford hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, such party is responsible for the timely filing of the Statement and any subsequent amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.
3. Each of E-Wilson, End Point, Mackstaller and Ford hereby agrees that this Agreement shall be filed as an exhibit to the Statement, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective managers hereunto duly authorized as of the day and year first above written.

E-WILSON, LLC

By:	E-W Manager, LLC, Manager

By:

	Name:	David Mackstaller
	Title:	Manager

END POINT, LLC

By:

Name:	David Mackstaller
Title:	Manager

J. David Mackstaller

Rodger Ford